Rackspace Reports Strong Fourth Quarter 2014 Results
•Revenue grew 16 percent compared to the fourth quarter of 2013
•Adjusted EBITDA grew 25 percent compared to the fourth quarter of 2013
•Net income grew 77 percent compared to the fourth quarter of 2013

SAN ANTONIO, TX - February 17, 2015 - Rackspace® (NYSE: RAX), the #1 managed cloud company, today announced financial results for the quarter that ended December 31, 2014.
On a GAAP basis, net revenue for the fourth quarter of 2014 was $472 million, up 15.8 percent from the fourth quarter of 2013. On a constant currency basis, net revenue grew 16.4 percent from the fourth quarter of 2013.
Adjusted EBITDA for the quarter was $165 million, up 25.3 percent from the fourth quarter of 2013. Net income for the fourth quarter was $36.9 million, for a margin of 7.8 percent, up from 5.1 percent in the fourth quarter of 2013.
For the fourth quarter of 2014, cash flow from operating activities was $151 million, capital expenditures were $105 million, and Adjusted Free Cash Flow was a record $55 million. At the end of the fourth quarter of 2014, cash and cash equivalents were $214 million, and interest-bearing debt including capital lease obligations totaled $49 million. Return on Capital was 15.5 percent in the fourth quarter of 2014 compared to 9.6 percent in the fourth quarter of 2013.
On a worldwide basis, Rackspace employed 5,936 Rackers as of December 31, 2014.
"The strong growth and improving margins that we posted demonstrate the traction that we're gaining as the leader of the managed cloud segment,” said Taylor Rhodes, president and CEO of Rackspace. "We will build on this momentum in 2015 by expanding the specialized expertise that we offer in areas such as ecommerce, big data and security. We're helping more and more businesses leverage the power of the cloud without the pain of managing complex new technologies by themselves."
For the first quarter of 2015, Rackspace expects revenue to grow between 2 percent and 3.5 percent on a constant currency basis. Based on foreign currency movements to date, Rackspace anticipates a 100 basis point headwind to revenue growth in the first quarter, resulting in GAAP revenue in the range of $477 million to $484 million. The company expects adjusted EBITDA margins to be between 32 percent and 34 percent for the first quarter.
For the full year 2015, Rackspace expects revenue to grow between 14 percent and 18 percent on a constant currency basis. Based on foreign currency movements to date, Rackspace anticipates a 200 basis point headwind to revenue growth for the full year of 2015, resulting in GAAP revenue in the range of $2.0 billion to $2.1 billion. The company expects adjusted EBITDA margins to be between 33 percent and 36 percent for the year.

Recent Highlights

•
Rackspace Strengthens Data Tier Leadership With OnMetal™ Cloud Big Data. Rackspace announced the release of its OnMetal Cloud Big Data Platform, which allows customers to deploy bare metal instances of Apache™ Hadoop® with Spark™ in just three clicks. The new solution provides an efficient and elastic platform that delivers breakthrough speed for Hadoop and Spark, allowing data scientists to gather insights in minutes rather than hours or days.

•
Rackspace Announced the Newest Release of its Rackspace Hybrid Cloud offering, RackConnect® v3. RackConnect v3 includes new security capabilities, increased scalability and an improved customer experience.

•
Rackspace Announced Cloud Office Suite for Improved Business Collaboration Backed by Fanatical Support®. Rackspace announced it has created a new business unit -- Cloud Office at Rackspace -- to unify its portfolio of industry-leading Rackspace and Microsoft® business productivity and collaboration tools. The suite of solutions available includes hosted Microsoft Exchange and Rackspace Email, Microsoft Lync® and SharePoint® collaboration tools, and Jungle Disk® backup services, all backed by Fanatical Support.

•
Rackspace Appointed Todd Cione as Chief Revenue Officer. In this new role, Cione oversees the operations of the Americas sales and global marketing organizations, while uniting the functions to work seamlessly and strengthen the company's go-to-market strategy.

•	Rackspace Appointed Kevin Costello to Board of Directors. Kevin Costello is a veteran in the Software-as-a-Service (SaaS) industry, bringing more than 25 years of consulting and advisory experience.

•
Rackspace Opened First Office for Latin America in Mexico City. The office will bring the managed cloud and Fanatical Support to its existing customer base of more than a thousand local customers and will support growth in its business in this region.

Non-GAAP Financial Information

Adjusted EBITDA, Adjusted Free Cash Flow, and Return on Capital are non-GAAP financial measures. Rackspace believes these measures provide helpful information with respect to evaluating the company's performance. Other companies may calculate non-GAAP measures differently, limiting their usefulness as a comparative measure. The financial statement tables that accompany this press release include reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
Conference Call and Webcast
Rackspace's executive management will host a conference call to discuss the results for the fourth quarter of 2014 starting today at 4:30 p.m. ET.
To access the conference call from the United States and Canada, please dial 800-772-0358; from the United Kingdom, please dial 0800-692-2011; and from Hong Kong, please dial 800-900-872.

A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.

About Rackspace

Rackspace (NYSE: RAX) is the #1 managed cloud company. Its technical expertise and Fanatical Support® allow companies to tap the power of the cloud without the pain of hiring experts in dozens of complex technologies. Rackspace is also the leader in hybrid cloud, giving each customer the best fit for its unique needs -- whether on single- or multi-tenant servers, or a combination of those platforms. Rackspace is the founder of OpenStack®, the open-source operating system for the cloud. Headquartered in San Antonio, Rackspace serves more than 300,000 business customers from data centers on four continents. It ranks 29th on Fortune's list of 100 Best Companies to Work For. For more information, visit www.rackspace.com.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long-term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, or the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures; the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy; the effectiveness of managing company growth; technological and competitive factors; regulatory factors; and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 10, 2014. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contacts:

Investor Relations:	Media Relations:
Jessica Drought	Brandon Brunson
210-312-4191	210-312-1357
ir@rackspace.com	brandon.brunson@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(In thousands, except per share data)	December 31, 2013	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Net revenue	$408,103	$459,776	$472,422	$1,534,786	$1,794,357
Costs and expenses:
Cost of revenue	133,821	142,954	153,912	492,493	582,334
Research and development	24,849	30,718	31,385	90,213	117,006
Sales and marketing	55,465	60,582	59,127	208,417	237,548
General and administrative	79,128	86,702	82,780	297,520	322,056
Depreciation and amortization	87,683	98,307	95,213	313,007	371,884
Total costs and expenses	380,946	419,263	422,417	1,401,650	1,630,828
Income from operations	27,157	40,513	50,005	133,136	163,529
Other income (expense):
Interest expense	(656)	(445)	(444)	(3,118)	(1,913)
Interest and other income (expense)	405	(2,191)	(257)	741	(2,012)
Total other income (expense)	(251)	(2,636)	(701)	(2,377)	(3,925)
Income before income taxes	26,906	37,877	49,304	130,759	159,604
Income taxes	6,108	12,137	12,388	44,022	49,051
Net income	$20,798	$25,740	$36,916	$86,737	$110,553

Net income per share
Basic	$0.15	$0.18	$0.26	$0.63	$0.78
Diluted	$0.14	$0.18	$0.26	$0.61	$0.77

Weighted average number of shares outstanding
Basic	139,875	142,978	141,776	138,577	141,971
Diluted	144,024	144,895	144,526	143,011	144,498

Consolidated Balance Sheets

(In thousands)	December 31, 2013	December 31, 2014
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$259,733	$213,505
Accounts receivable, net of allowance for doubtful accounts and customer credits of $3,891 as of December 31, 2013 and $5,334 as of December 31, 2014	123,898	156,455
Deferred income taxes	12,637	9,260
Prepaid expenses	30,782	33,628
Other current assets	11,918	8,895
Total current assets	438,968	421,743

Property and equipment, net	890,776	1,057,684
Goodwill	81,084	81,084
Intangible assets, net	23,880	16,592
Other non-current assets	57,089	47,181
Total assets	$1,491,797	$1,624,284

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$122,047	$137,295
Accrued compensation and benefits	62,459	66,696
Income and other taxes payable	11,388	11,783
Deferred revenue	22,868	20,851
Capital lease obligations	37,885	14,969
Debt	1,861	25,124
Total current liabilities	258,508	276,718

Non-current liabilities:
Deferred revenue	3,662	1,425
Capital lease obligations	25,048	8,946
Finance lease obligations for assets under construction	—	109,991
Debt	124	—
Deferred income taxes	69,729	71,228
Deferred rent	43,046	49,899
Other liabilities	36,268	32,283
Total liabilities	436,385	550,490

Commitments and Contingencies

Stockholders' equity:
Common stock	141	141
Additional paid-in capital	636,660	696,029
Accumulated other comprehensive loss	(4,536)	(20,685)
Retained earnings	423,147	398,309
Total stockholders’ equity	1,055,412	1,073,794
Total liabilities and stockholders’ equity	$1,491,797	$1,624,284

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(in thousands)	December 31, 2013	September 30, 2014	December 31, 2014	December 31, 2013	December 31, 2014
Cash Flows From Operating Activities
Net income	$20,798	$25,740	$36,916	$86,737	$110,553
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	87,683	98,307	95,213	313,007	371,884
Deferred income taxes	(12,407)	(11,046)	30,553	(2,102)	413
Share-based compensation expense	17,188	19,842	20,166	59,645	70,005
Excess tax benefits from share-based compensation arrangements	(16,156)	(16,990)	10,838	(33,539)	(34,473)
Other operating activities	755	2,381	2,435	5,490	8,242
Changes in operating assets and liabilities:
Accounts receivable	(10,344)	(6,609)	(25,952)	(34,473)	(41,681)
Prepaid expenses and other current assets	6,290	(24,454)	16,083	(12,270)	(1,116)
Accounts payable, accrued expenses, and other current liabilities	8,355	41,886	(38,458)	35,303	55,424
Deferred revenue	4,176	(1,431)	1,210	5,367	(3,742)
Deferred rent	2,279	1,928	1,120	11,564	7,417
Other non-current assets and liabilities	901	(4,126)	762	9,331	(416)
Net cash provided by operating activities	109,518	125,428	150,886	444,060	542,510

Cash Flows From Investing Activities
Purchases of property and equipment	(126,723)	(124,129)	(107,209)	(452,596)	(430,335)
Acquisitions, net of cash acquired	(3,727)	—	—	(9,930)	—
All other investing activities	110	317	285	(1,698)	2,230
Net cash used in investing activities	(130,340)	(123,812)	(106,924)	(464,224)	(428,105)

Cash Flows From Financing Activities
Principal payments of capital leases	(14,652)	(8,957)	(7,133)	(65,860)	(39,635)
Proceeds from debt	—	—	25,000	—	25,000
Repayments of debt	(52)	(967)	(35)	(1,915)	(1,901)
Payments for deferred acquisition obligations	(57)	(55)	(55)	(1,353)	(223)
Receipt of Texas Enterprise Fund grant	—	—	—	—	5,500
Repurchase of common stock	—	—	(200,000)	—	(200,000)
Shares of common stock withheld for employee taxes	—	—	—	—	(13,620)
Proceeds from employee stock plans	8,971	3,268	15,099	23,817	33,120
Excess tax benefits from share-based compensation arrangements	16,156	16,990	(10,838)	33,539	34,473
Net cash provided by (used in) financing activities	10,366	10,279	(177,962)	(11,772)	(157,286)

Effect of exchange rate changes on cash and cash equivalents	194	(2,759)	(1,975)	(392)	(3,347)

Increase (decrease) in cash and cash equivalents	(10,262)	9,136	(135,975)	(32,328)	(46,228)
Cash and cash equivalents, beginning of period	269,995	340,344	349,480	292,061	259,733
Cash and cash equivalents, end of period	$259,733	$349,480	$213,505	$259,733	$213,505

Supplemental Cash Flow Information
Non-cash purchases of property and equipment (1)	$(4,116)	$(6,706)	$(2,580)	$19,493	$4,804

(1)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Quarter to Date (Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Growth
Dedicated cloud, net revenue	$291,265	$299,689	$310,647	$319,601	$324,729
Public cloud, net revenue	$116,838	$121,358	$130,465	$140,175	$147,693
Net revenue	$408,103	$421,047	$441,112	$459,776	$472,422
Revenue growth (year over year)	15.6%	16.2%	17.4%	18.3%	15.8%

Net upgrades (monthly average)	1.1%	0.9%	1.5%	1.4%	1.2%
Churn (monthly average)	-0.7%	-0.6%	-0.7%	-0.6%	-0.5%
Growth in installed base (monthly average) (1)	0.4%	0.3%	0.8%	0.8%	0.7%

Number of employees (Rackers) at period end	5,651	5,743	5,798	5,939	5,936
Number of servers deployed at period end	103,886	106,229	107,657	110,453	112,628
Average monthly revenue per server	$1,322	$1,336	$1,375	$1,405	$1,412

Profitability
Income from operations	$27,157	$39,124	$33,887	$40,513	$50,005
Depreciation and amortization	$87,683	$87,805	$90,559	$98,307	$95,213
Share-based compensation expense:
Cost of revenue	$3,877	$3,791	$4,127	$4,175	$4,353
Research and development	$2,521	$2,780	$3,293	$3,399	$3,109
Sales and marketing	$1,766	$2,091	$2,062	$2,637	$2,783
General and administrative	$9,024	$4,070	$7,783	$9,631	$9,921
Total share-based compensation expense	$17,188	$12,732	$17,265	$19,842	$20,166
Adjusted EBITDA (2)	$132,028	$139,661	$141,711	$158,662	$165,384

Adjusted EBITDA margin	32.4%	33.2%	32.1%	34.5%	35.0%
Operating income margin	6.7%	9.3%	7.7%	8.8%	10.6%

Income from operations	$27,157	$39,124	$33,887	$40,513	$50,005
Effective tax rate	22.7%	34.6%	33.0%	32.0%	25.1%
Net operating profit after tax (NOPAT) (2)	$20,992	$25,587	$22,704	$27,549	$37,454
NOPAT margin	5.1%	6.1%	5.1%	6.0%	7.9%

Capital efficiency and returns
Interest bearing debt	$64,918	$53,326	$41,747	$31,472	$49,039
Stockholders' equity	$1,055,412	$1,100,012	$1,171,197	$1,223,772	$1,073,794
Less: Excess cash	$(210,761)	$(263,309)	$(287,411)	$(294,307)	$(156,814)
Capital base	$909,569	$890,029	$925,533	$960,937	$966,019
Average capital base	$873,749	$899,799	$907,781	$943,235	$963,478
Capital turnover (annualized)	1.87	1.87	1.94	1.95	1.96

Return on capital (annualized) (2)	9.6%	11.4%	10.0%	11.7%	15.5%

Key Metrics - Quarter to Date (Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Capital expenditures
Cash purchases of property and equipment	$126,723	$84,953	$114,044	$124,129	$107,209
Non-cash purchases of property and equipment (3)	$(4,116)	$15,741	$(1,651)	$(6,706)	$(2,580)
Total capital expenditures	$122,607	$100,694	$112,393	$117,423	$104,629

Customer gear	$65,291	$60,688	$64,767	$78,677	$72,488
Data center build outs	$22,524	$10,963	$13,767	$14,825	$11,079
Office build outs	$14,860	$9,212	$6,857	$3,464	$1,633
Capitalized software and other projects	$19,932	$19,831	$27,002	$20,457	$19,429
Total capital expenditures	$122,607	$100,694	$112,393	$117,423	$104,629

Infrastructure capacity and utilization
Megawatts under contract at period end	60.0	58.1	58.1	58.1	58.1
Megawatts available for use at period end	46.9	45.3	45.4	45.4	49.7
Megawatts utilized at period end	27.4	28.1	29.0	29.9	30.5
Annualized net revenue per average Megawatt of power utilized	$60,015	$60,691	$61,802	$62,448	$62,572

(1)	Due to rounding, totals may not equal the sum of the line items in the table above.

(2)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Key Metrics - Year to Date (Unaudited)

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server)	2013	2014
Growth
Dedicated cloud, net revenue	$1,119,636	$1,254,666
Public cloud, net revenue	$415,150	$539,691
Net revenue	$1,534,786	$1,794,357
Revenue growth (year over year)	17.2%	16.9%

Net upgrades (monthly average)	1.3%	1.3%
Churn (monthly average)	-0.8%	-0.6%
Growth in installed base (monthly average) (1)	0.5%	0.7%

Number of employees (Rackers) at period end	5,651	5,936
Number of servers deployed at period end	103,886	112,628
Average monthly revenue per server	$1,307	$1,382

Profitability
Income from operations	$133,136	$163,529
Depreciation and amortization	$313,007	$371,884
Share-based compensation expense:
Cost of revenue	$12,584	$16,446
Research and development	$8,168	$12,581
Sales and marketing	$7,317	$9,573
General and administrative	$31,576	$31,405
Total share-based compensation expense	$59,645	$70,005
Adjusted EBITDA (2)	$505,788	$605,418

Adjusted EBITDA margin	33.0%	33.7%
Operating income margin	8.7%	9.1%

Income from operations	$133,136	$163,529
Effective tax rate	33.7%	30.7%
Net operating profit after tax (NOPAT) (2)	$88,269	$113,326
NOPAT margin	5.8%	6.3%

Capital efficiency and returns
Interest bearing debt	$64,918	$49,039
Stockholders' equity	$1,055,412	$1,073,794
Less: Excess cash	$(210,761)	$(156,814)
Capital base	$909,569	$966,019
Average capital base	$804,173	$930,417
Capital turnover	1.91	1.93

Return on capital (2)	11.0%	12.2%

Key Metrics - Year to Date (Unaudited)

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server)	2013	2014
Capital expenditures
Cash purchases of property and equipment	$452,596	$430,335
Non-cash purchases of property and equipment (3)	$19,493	$4,804
Total capital expenditures	$472,089	$435,139

Customer gear	$297,787	$276,620
Data center build outs	$58,278	$50,634
Office build outs	$31,103	$21,166
Capitalized software and other projects	$84,921	$86,719
Total capital expenditures	$472,089	$435,139

Infrastructure capacity and utilization
Megawatts under contract at period end	60.0	58.1
Megawatts available for use at period end	46.9	49.7
Megawatts utilized at period end	27.4	30.5
Net revenue per average Megawatt of power utilized	$59,442	$61,917

(1)	Due to rounding, totals may not equal the sum of the line items in the table above.

(2)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(3)	Non-cash purchases of property and equipment represents changes in amounts accrued for purchases under vendor financing and other deferred payment arrangements.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Net revenue	$408,103	$421,047	$441,112	$459,776	$472,422
Costs and expenses:
Cost of revenue	133,821	140,417	145,051	142,954	153,912
Research and development	24,849	25,192	29,711	30,718	31,385
Sales and marketing	55,465	57,359	60,480	60,582	59,127
General and administrative	79,128	71,150	81,424	86,702	82,780
Depreciation and amortization	87,683	87,805	90,559	98,307	95,213
Total costs and expenses	380,946	381,923	407,225	419,263	422,417
Income from operations	27,157	39,124	33,887	40,513	50,005
Other income (expense):
Interest expense	(656)	(495)	(529)	(445)	(444)
Interest and other income (expense)	405	265	171	(2,191)	(257)
Total other income (expense)	(251)	(230)	(358)	(2,636)	(701)
Income before income taxes	26,906	38,894	33,529	37,877	49,304
Income taxes	6,108	13,448	11,078	12,137	12,388
Net income	$20,798	$25,446	$22,451	$25,740	$36,916

	Three Months Ended
(Percent of net revenue)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	32.8%	33.3%	32.9%	31.1%	32.6%
Research and development	6.1%	6.0%	6.7%	6.7%	6.6%
Sales and marketing	13.6%	13.6%	13.7%	13.2%	12.5%
General and administrative	19.4%	16.9%	18.5%	18.9%	17.5%
Depreciation and amortization	21.5%	20.9%	20.5%	21.4%	20.2%
Total costs and expenses	93.3%	90.7%	92.3%	91.2%	89.4%
Income from operations	6.7%	9.3%	7.7%	8.8%	10.6%
Other income (expense):
Interest expense	(0.2)%	(0.1)%	(0.1)%	(0.1)%	(0.1)%
Interest and other income (expense)	0.1%	0.1%	0.0%	(0.5)%	(0.1)%
Total other income (expense)	(0.1)%	(0.1)%	(0.1)%	(0.6)%	(0.1)%
Income before income taxes	6.6%	9.2%	7.6%	8.2%	10.4%
Income taxes	1.5%	3.2%	2.5%	2.6%	2.6%
Net income	5.1%	6.0%	5.1%	5.6%	7.8%
Due to rounding, totals may not equal the sum of the line items in the table above.

Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We use Adjusted EBITDA as a supplemental measure to review and assess our performance. We define Adjusted EBITDA as net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of Adjusted EBITDA to net income in the tables below:

	Three Months Ended
(Dollars in thousands)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Net revenue	$408,103	$421,047	$441,112	$459,776	$472,422

Income from operations	$27,157	$39,124	$33,887	$40,513	$50,005

Net income	$20,798	$25,446	$22,451	$25,740	$36,916
Plus: Income taxes	6,108	13,448	11,078	12,137	12,388
Plus: Total other (income) expense	251	230	358	2,636	701
Plus: Depreciation and amortization	87,683	87,805	90,559	98,307	95,213
Plus: Share-based compensation expense	17,188	12,732	17,265	19,842	20,166
Adjusted EBITDA	$132,028	$139,661	$141,711	$158,662	$165,384

Operating income margin	6.7%	9.3%	7.7%	8.8%	10.6%

Adjusted EBITDA margin	32.4%	33.2%	32.1%	34.5%	35.0%

	Year Ended December 31,
(Dollars in thousands)	2013	2014
Net revenue	$1,534,786	$1,794,357

Income from operations	$133,136	$163,529

Net income	$86,737	$110,553
Plus: Income taxes	44,022	49,051
Plus: Total other (income) expense	2,377	3,925
Plus: Depreciation and amortization	313,007	371,884
Plus: Share-based compensation expense	59,645	70,005
Adjusted EBITDA	$505,788	$605,418

Operating income margin	8.7%	9.1%

Adjusted EBITDA margin	33.0%	33.7%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – effective tax rate)

Average capital base = Average of (interest bearing debt + stockholders’ equity – excess cash) = Average of (total assets – excess cash – accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable – deferred revenue – other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for assets under construction).

Year-to-date average balances are based on an average calculated using the quarter-end balances at the beginning of the period and all other quarter ending balances included in the period.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end. We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we calculate directly from amounts on the Statement of Income and the Balance Sheet. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure.

See our reconciliation of the calculation of ROC to the calculation of return on assets in the tables below:

	Three Months Ended
(Dollars in thousands)	December 31, 2013	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014
Income from operations	$27,157	$39,124	$33,887	$40,513	$50,005
Effective tax rate	22.7%	34.6%	33.0%	32.0%	25.1%
Net operating profit after tax (NOPAT)	$20,992	$25,587	$22,704	$27,549	$37,454

Net income	$20,798	$25,446	$22,451	$25,740	$36,916

Total assets at period end	$1,491,797	$1,566,949	$1,647,975	$1,724,542	$1,624,284
Less: Excess cash	(210,761)	(263,309)	(287,411)	(294,307)	(156,814)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(195,894)	(224,423)	(231,563)	(244,397)	(215,774)
Less: Deferred revenue (current and non-current)	(26,530)	(24,485)	(23,248)	(21,437)	(22,276)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for assets under construction	(149,043)	(164,703)	(180,220)	(203,464)	(263,401)
Capital base	$909,569	$890,029	$925,533	$960,937	$966,019

Average total assets	$1,471,783	$1,529,373	$1,607,462	$1,686,259	$1,674,413
Average capital base	$873,749	$899,799	$907,781	$943,235	$963,478

Return on assets (annualized)	5.7%	6.7%	5.6%	6.1%	8.8%
Return on capital (annualized)	9.6%	11.4%	10.0%	11.7%	15.5%

	Year Ended December 31,
(Dollars in thousands)	2013	2014
Income from operations	$133,136	$163,529
Effective tax rate	33.7%	30.7%
Net operating profit after tax (NOPAT)	$88,269	$113,326

Net income	$86,737	$110,553

Total assets at period end	$1,491,797	$1,624,284
Less: Excess cash	(210,761)	(156,814)
Less: Accounts payable and accrued expenses, accrued compensation and benefits, and income and other taxes payable	(195,894)	(215,774)
Less: Deferred revenue (current and non-current)	(26,530)	(22,276)
Less: Other non-current liabilities, deferred income taxes, deferred rent, and finance lease obligations for assets under construction	(149,043)	(263,401)
Capital base	$909,569	$966,019

Average total assets	$1,393,079	$1,611,109
Average capital base	$804,173	$930,417

Return on assets (Net income/Average total assets)	6.2%	6.9%
Return on capital (NOPAT/Average capital base)	11.0%	12.2%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including non-cash purchases of property and equipment), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is a performance metric used by investors to evaluate the strength and performance of a company's ongoing business. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies.

See our reconciliation of Adjusted Free Cash Flow to Adjusted EBITDA below, as well as our reconciliation of Adjusted EBITDA to net income provided above.

	Three Months Ended		Year Ended
(In thousands)	December 31, 2013	December 31, 2014	December 31, 2013	December 31, 2014
Adjusted EBITDA	$132,028	$165,384	$505,788	$605,418
Non-cash deferred rent	2,279	1,120	11,564	7,417
Total capital expenditures	(122,607)	(104,629)	(472,089)	(435,139)
Cash payments for interest, net of interest received	(609)	(331)	(3,096)	(1,643)
Cash payments for income taxes, net of refunds	(2,575)	(6,700)	(14,930)	(13,518)
Adjusted free cash flow	$8,516	$54,844	$27,237	$162,535